EXHIBIT 10.39
                                                                    CONFIDENTIAL

SBC WARBURG DILLON             LEHMAN BROTHERS INC.
READ INC.

SWISS BANK CORPORATION         LEHMAN COMMERCIAL
                               PAPER INC.



                            THE GRAND UNION COMPANY
                  $300,000,000 SENIOR SECURED CREDIT FACILITY

                               Commitment Letter

                                                              April 23, 1998

The Grand Union Company
201 Willowbrook Boulevard
Wayne, New Jersey 07470

Attention: Mr. Jeffrey P. Freimark

Ladies and Gentlemen:

                  You have advised (a) Swiss Bank Corporation ("SBC") and SBC Warburg Dillon Read Inc. ("SBCWDR") and (b) Lehman Commercial Paper Inc. ("LCPI") and Lehman Brothers Inc. ("LBI") that The Grand Union Company, a Delaware corporation (the "Company"), intends to (i) solicit consents to a prepackaged plan of reorganization pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended, and immediately thereafter file a voluntary petition under Chapter 11 of the United States Bankruptcy Code (the "Code") in the United States Bankruptcy Court for either the Southern District of New York or the District of Delaware or the District of New Jersey (the "Bankruptcy Court") and
(ii) in connection therewith, upon consummation (the "Reorganization") of the Borrower's prepackaged plan of reorganization (the "Plan"), which shall be in form and substance reasonably satisfactory to SBCWDR, SBC, LBI and LCPI, refinance the Company's existing $250,000,000 senior secured credit facility, as such facility may be rolled up into a post-petition financing pursuant to
Section 364 of the Bankruptcy Code. In that connection, you have requested that SBCWDR and LBI agree to structure, arrange and syndicate senior secured credit facilities in an aggregate amount of up to $300,000,000 (the "Financing"), and that SBC and LCPI commit to provide the entire principal amount of the Financing Facilities. It is proposed that the Financing be provided in two tranches, comprising (i) a 5-year term loan tranche in an aggregate amount of up to $230 million (the "Term Facility") and (ii) a 5-year revolving credit facility in an aggregate amount of up to $70 million (the "Revolving Facility", and together with the Term Facility, the "Facility"). SBCWDR, SBC, LBI and LCPI hereby acknowledge that the Agreement in Principle entered into March 30, 1998 (the "Agreement in Principle") by and between the Company and the Unofficial Steering Committee (the "Steering Committee") for certain holders of the Company's 12% Senior Notes due 2004, to the extent it pertains to the Plan, is acceptable.

                  SBCWDR and LBI are pleased to advise you that they are willing to act as exclusive advisors and arrangers for the Facility. Furthermore, SBC and LCPI are pleased to advise you of their several but not joint commitment (the "Commitment") to provide up to an aggregate of $300 million of the Facility ($150 million of which shall be provided by SBC and $150 million of which shall be provided by LCPI) upon the terms and subject to the conditions set forth or referred to in this commitment letter and in the Term Sheet attached hereto as Exhibit A (the "Term Sheet", and such commitment letter with the Term Sheet, the "Commitment Letter").

                  It is agreed that (i) SBCWDR and LBI will act as the sole and exclusive advisors and arrangers, (ii) SBC will act as the sole and exclusive syndication agent and (iii) LCPI will act as the sole and exclusive administrative agent, for the Facility, and each will, in such capacities, perform the duties and exercise the authority customarily performed and exercised by it in such roles. You agree that no other agents, co-agents or arrangers will be appointed, no other titles will be awarded and no compensation (other than that expressly contemplated by the Term Sheet, this Commitment Letter and the Fee Letter referred to below) will be paid in connection with the Facility unless you and we shall so agree.

         We intend to syndicate the Facility to a group of financial institutions (together with SBC and LCPI, the "Lenders") acceptable to SBC, LCPI and the Company (such approval of the Company not to be unreasonably withheld). SBC and LCPI intend to commence syndication efforts promptly upon the execution of this Commitment Letter, and you agree actively to assist SBC and LCPI in completing a syndication reasonably satisfactory to them. Such assistance shall include (a) your using commercially reasonable efforts to ensure that the syndication efforts benefit materially from your existing lending relationships, (b) direct contact between senior management and advisors of the Company and the proposed Lenders, (c) assistance in the preparation of a Confidential Information Memorandum and other marketing materials to be used in connection with the syndication and (d) the hosting, with SBC and LCPI, of one or more meetings of prospective Lenders. You also agree that, at your expense, you will work with SBCWDR, SBC, LBI and LCPI to procure a rating for the Facility by Moody's Investors Service, Inc. and Standard & Poor's Ratings Group.

                  SBCWDR and LBI will manage all aspects of the syndication, including decisions as to the selection of institutions to be approached and when they will be approached, when their commitments will be accepted, which institutions will participate, the allocations of the commitments among the Lenders and the amount and distribution of fees among the Lenders. To assist SBCWDR and LBI in their syndication efforts, you agree promptly to prepare and provide to SBCWDR, SBC, LBI and LCPI all information with respect to the Company and its subsidiaries, the Reorganization and the other transactions contemplated hereby, including all financial information and projections (the "Projections"), as we may reasonably request in connection with the arrangement and syndication of the Facility. It shall be a condition to the Commitment hereunder and SBCWDR's and LBI's agreement to perform the services described herein that (a) all written information other than the Projections (the "Information") that has been or will be made available to SBCWDR, SBC, LBI or LCPI by the Company or any of its representatives is or will be, when furnished, complete and correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and (b) the Projections that have been or will be made available to SBCWDR, SBC, LBI or LCPI by the Company or any of its representatives have been or will be prepared in good faith based upon reasonable assumptions. You understand that in arranging and syndicating the Facility we may use and rely on the Information and Projections without responsibility for independent verification thereof.

                  As consideration for the Commitment and SBCWDR's and LBI's agreement to perform the services described herein, the Company agrees to pay the nonrefundable fees set forth in the Term Sheet and the Fee Letter dated the date hereof and delivered herewith (the "Fee Letter").

                  The Commitment hereunder and SBCWDR's and LBI's agreement to perform the services described herein are further subject to the following, in addition to the conditions set forth in the Term Sheet: (a) there shall not have occurred any material adverse condition or material adverse change in the business, assets, liabilities, operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries (such elements collectively, the "Assets, Business and Condition" of the Company), taken as a whole, (b) the absence of any material disruption of capital or other domestic markets that has or is reasonably likely to have a material adverse effect on the ability of SBC,

SBCWDR, LCPI and LBI to syndicate the Facility to other Lenders, (c) SBC and LCPI shall have completed (and shall satisfied with the scope and results of) its diligence investigation of environmental matters of the Company and its subsidiaries, (d) the entry by the Bankruptcy Court of a final order in form and substance reasonably satisfactory to SBCWDR, SBC, LBI and LCPI confirming the Plan in accordance with Section 1129 of the Code, and (e) negotiation of legal documentation (including opinions of counsel) reasonably satisfactory to SBCWDR, SBC, LBI and LCPI and their counsel not later than June 30, 1998 and execution and delivery of legal documentation (including opinions of counsel) reasonably satisfactory to SBCWDR, SBC, LBI and LCPI and their counsel not later than August 31, 1998. The terms and conditions of the Commitment hereunder and of the Facility are not limited to those set forth herein and in the Term Sheet. Those matters that are not covered by the provisions hereof and of the Term Sheet are subject to the approval and agreement of SBCWDR, SBC, LBI and LCPI and the Company.

                  You agree, in consideration of the engagement hereunder, that you (the "Indemnifying Party"), shall indemnify and hold harmless SBCWDR, SBC, LBI and LCPI and the other "Indemnified Parties" referred to on Schedule 1 hereto, to the extent set forth therein, which provisions are incorporated by reference herein and constitute a part hereof.

                  In addition, you hereby agree to reimburse SBCWDR, SBC, LBI and LCPI promptly upon request for all reasonable out-of-pocket costs and expenses (including, without limitation, fees, disbursements and other charges of legal counsel) incurred by SBCWDR, SBC, LBI or LCPI and their affiliates in connection with the preparation of this Commitment Letter or any of the transactions contemplated hereby, whether or not such transactions are consummated.

                  You agree that you will not disclose this Commitment Letter, the contents hereof, the advice (written or oral) rendered by SBCWDR, SBC, LBI or LCPI pursuant hereto, or any other activities of SBCWDR, SBC, LBI or LCPI pursuant hereto to any person without the prior written approval of SBCWDR, SBC, LBI and LCPI, except that you may disclose this Commitment Letter and the contents hereof, subject (in the case of persons in (i) and (ii) to advising the recipient of the confidential nature of this Commitment Letter and the contents hereof, (i) to your directors, officers, employees, attorneys and advisors on a confidential and need-to-know basis, (ii) to your creditors and equity claimants and their advisors on a confidential and need-to-know basis in connection with the Reorganization, (iii) to the Bankruptcy Court and (iv) as required by applicable law or compulsory legal process or in the prosecution of any proceeding initiated by you.

         You acknowledge that SBCWDR, SBC, LBI and LCPI and their affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which you may have conflicting interests regarding the transactions described herein and otherwise. The provisions contained in this paragraph and the immediately foregoing three paragraphs shall remain in full force and effect notwithstanding the termination of this Commitment Letter. You also acknowledge that neither SBCWDR, SBC, LBI nor LCPI has any obligation to use in connection with the transactions contemplated by this Commitment Letter, or to furnish to you, confidential information obtained by SBCWDR, SBC, LBI or LCPI from other companies.

                  The Company irrevocably and unconditionally submits to the exclusive jurisdiction of any state or federal court sitting in the City of New York over any suit, action or proceeding arising out of or relating to this Commitment Letter. Service of any process, summons, notice or document by registered mail addressed to the Company shall be effective service of process against you for any suit, action or proceeding brought in any such court. The Company irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. A final judgment in any such suit, action or proceeding brought in any such court may be enforced in any other courts to whose jurisdiction the Company is or may be subject, by suit upon judgment.

                  This Commitment Letter contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto. This Commitment Letter is solely for the benefit of the parties hereto and no other person (except for Indemnified Persons, to the extent set forth on Schedule 1 hereto) shall acquire or have any rights under or by virtue of this Commitment Letter. This Commitment Letter may not be assigned by the Company without the prior written consent of SBC, SBCWDR, LBI and LCPI (and any purported assignment without such consent shall be null and void).

                  Upon any termination of this Commitment Letter, the obligations of the parties hereunder shall terminate, except that no such termination will affect SBC's, SBCWDR's, LBI's or LCPI's rights hereunder to receive fees accrued, reimbursement of expenses, or rights (including those of any Indemnified Person) to indemnification and contribution.

                  This Commitment Letter may be executed in counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument. This Commitment Letter shall be governed by and construed in accordance with the laws of the State of New York.

                  THE COMPANY AND EACH OF SBC, SBCWDR, LBI AND LCPI IRREVOCABLY AGREES TO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) RELATING TO OR ARISING OUT OF THIS COMMITMENT LETTER OR THE PERFORMANCE OF SERVICES HEREUNDER.

         If the foregoing correctly sets forth our understanding, please indicate your acceptance of the terms hereof by signing three copies of this Commitment Letter in the appropriate space below, retaining one copy for your files and returning one copy to each of SBCWDR, SBC, LBI and LCPI on or before 5:00 P.M. (New York City time) on April 24, 1998, whereupon this Commitment Letter will become a binding agreement between us.


                                            Very truly yours,

                                            SBC WARBURG DILLON READ INC.

                                            By:
                                               --------------------------------
                                            Title:

                                            By:
                                               --------------------------------
                                            Title:


                                            SWISS BANK CORPORATION,
                                            STAMFORD BRANCH

                                            By:
                                               --------------------------------
                                            Title:

                                            By:
                                               --------------------------------
                                            Title:


                                            LEHMAN COMMERCIAL PAPER INC.

                                            By:
                                               --------------------------------
                                               Title:  Authorized Signatory


                                            LEHMAN BROTHERS INC.

                                            By:
                                               --------------------------------
                                               Title:  Authorized Signatory

Accepted and agreed to as of
the date first written above by:

THE GRAND UNION COMPANY

By:
   ---------------------
   Name:
   Title:

                                                                     SCHEDULE 1

                  The Grand Union Company (the "Indemnifying Party"), as contemplated by the commitment letter to which this Schedule 1 is attached (the "Letter"), agrees to indemnify and hold harmless each of SBC Warburg Dillon Read Inc. ("SBCWDR"), Swiss Bank Corporation ("SBC"), Lehman Brothers Inc. ("LBI") and Lehman Commercial Paper Inc. ("LCPI") and their respective affiliates, and the respective directors, officers, agents, advisors and employees of each of the foregoing and each other entity or person, if any, controlling SBCWDR, SBC, LBI or LCPI or any of their affiliates (each of the foregoing entities or persons being referred to as an "Indemnified Party") from and against any claims, actions, proceedings, demands, judgments, assessments, losses, damages, liabilities and expenses, including fees and expenses, arising out of or in connection with (a) the services rendered by any Indemnified Party to the Indemnifying Party, (b) the transactions contemplated by the Letter and (c) the Facility and any other financings, or any use made or proposed to be made with the proceeds thereof, and each Indemnified Party shall have no liability for any losses, claims, damages or liabilities (or actions in respect thereof) relating to or arising out of any of the events or activities specified in clauses (a) through (c) above. The Indemnifying Party will reimburse each Indemnified Party on a current basis for all expenses (including, without limitation, fees and disbursements of counsel ) incurred by such Indemnified Party in connection with investigating, preparing or defending any such claim, action or proceeding, whether or not in connection with pending or threatened litigation to which an Indemnified Party or the Indemnifying Party or any of its securityholders is a party, in each case, as such expenses are incurred or paid. The foregoing indemnification and reimbursement will be effective whether or not such claim, action, proceeding or demand is brought by the Indemnifying Party, the shareholders or creditors of the Indemnifying Party, or an Indemnified Party or an Indemnified Party is otherwise a party thereto and whether or not the Financing is consummated. The Indemnifying Party will not, however, be responsible for any such claims, losses, damages, liabilities or expenses of an Indemnified Party that are finally judicially determined to have resulted primarily from actions taken or omitted to be taken by such Indemnified Party in bad faith or from such Indemnified Party's gross negligence or wilful misconduct. The Indemnifying Party will not settle any claim, action or proceeding in respect of which indemnity may be sought hereunder if SBCWDR, SBC, LBI or LCPI is an actual or potential party to such claim, action or proceeding, without SBCWDR's, SBC's, LBI's and LCPI's written consent, which shall not be unreasonably withheld.

                  If the indemnification provided for in the first paragraph of this Schedule 1 is judicially determined to be unavailable to an Indemnified Party (other than in accordance with the terms hereof), the Indemnifying Party shall contribute to the claims, losses, damages, liabilities and expenses referred to herein that are paid or payable by such Indemnified Party in such proportion as is appropriate to reflect (i) the relative benefits to the Indemnifying Party and its shareholders, on the one hand, and to SBCWDR, SBC, LBI and LCPI, on the other hand, of the transactions contemplated by the Letter or (ii) if the allocation provided by clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the Indemnifying Party, on the one hand, and SBCWDR, SBC, LBI and LCPI, on the other hand, as well as any other relevant equitable considerations; provided that in no event shall the Indemnifying Party contribute less than the amount necessary to assure that all Indemnified Parties, in the aggregate, are not liable for claims, losses, damages, liabilities and expenses in excess of the amount of fees actually received by SBCWDR, SBC, LBI and LCPI pursuant to the Letter. For purposes of this paragraph, the relative benefits to the Indemnifying Party and its shareholders, on the one hand, and to SBCWDR, SBC, LBI and LCPI, on the other hand, of the transactions contemplated by the Letter shall be deemed to be in the same proportion as (a) the total value to be paid or received by the Indemnifying Party or the Indemnifying Party's shareholders, as the case may be, in the transactions contemplated by the Letter, whether or not any such transactions are consummated bears to (b) the fees paid or to be paid to SBCWDR, SBC, LBI and LCPI under the Letter.

                  The provisions contained in this Schedule 1 shall remain operative and in full force and effect regardless of the expiration or any termination of the Letter.

                                                                      EXHIBIT A

                                  BANK FACILITY
                         SUMMARY OF TERMS AND CONDITIONS



Borrower:                                   The Grand Union Company (the "Company").

Guarantors:                                 Each of the Company's direct and indirect subsidiaries.

Facility Amounts and Maturities:

         Term Loan:                         $230,000,000 five-year term loan (the "Term Loans" and the
                                            "Term Facility"). The Term Facility commitment will expire at the close of business on the day of the closing hereunder
                                            (the "Closing Date").

         Revolver:                          $70,000,000 five-year revolving credit facility, including a
                                            $10,000,000 swing line facility (the "Revolving Loans" and the "Revolving Facility" and, together with the Term Loans and the Term Facility, the "Loans" and the "Facility").  The
                                            Revolving Facility will also be available for the issuance of letters of credit ("Letters of Credit") in an aggregate amount at any time of up to $50,000,000.

Purpose:                                    Proceeds will be used (i) in the case of the Term Loans and a portion of the amounts under the Revolving Facility, to refinance existing indebtedness and other obligations of the Company and its subsidiaries in accordance with, and to pay fees and expenses in connection with, the Plan of Reorganization
                                            confirmed in connection with the Company's voluntary filing under Chapter 11 of the U.S. Bankruptcy Code, which Plan of
                                            Reorganization shall be in form and substance reasonably
                                            satisfactory to the Agents (the "Reorganization" and the
                                            "Plan of Reorganization") and (ii) in the case of the
                                            remainder of the Revolving Facility, for general corporate purposes, including working capital and the issuance of
                                            letters of credit.

Administrative Agent:                       Lehman Commercial Paper Inc. ("LCPI" or the "Administrative Agent").

Syndication Agent:                          Swiss Bank Corporation, Stamford Branch ("SBC" or the
                                            "Syndication Agent"; together with the Administrative Agent, the "Agents").


Collateral Agent:                           An entity to be selected by the Agents (subject to the consent of the Company, which consent will not be unreasonably withheld)
                                            in the syndication process (the "Collateral Agent").

Advisors and Arrangers:                     SBC Warburg Dillon Read Inc. ("SBCWDR") and Lehman Brothers Inc.
                                            ("LBI").

LC Issuing Bank:                            To be determined.

Swing Line Lender:                          To be determined.

Lenders:                                    A group of financial institutions acceptable to SBCWDR, SBC,
                                            LBI and LCPI and the Company (such approval of the Company not to be unreasonably withheld).

Initial Commitment:                         $300,000,000 (one-half of such amount shall be provided
                                            initially by SBC and one-half of such amount shall be
                                            provided initially by LCPI).

Security:                                   The Company's obligations under the Facility will be secured by perfected liens on all assets of the Company, with
                                            exceptions to be negotiated and a best efforts undertaking by the Company to perfect such liens, including, but not
                                            limited to, receivables, inventory, equipment, real estate, leases, licenses, patents, brand names, trademarks,
                                            contracts, securities and stock of subsidiaries.  The
                                            Guarantees described below will be secured by perfected
                                            liens on all assets of the respective Guarantors referred to below.

Guarantees:                                 Each of the Company's present and future subsidiaries
                                            (collectively, the "Guarantors") will guarantee the
                                            Company's obligations under the Facility, up to the maximum amount possible without violating applicable fraudulent
                                            conveyance laws.

Borrowing Options:                          LIBOR and Base Rate.  LIBOR will be automatically adjusted for reserves, Regulation D charges and other regulatory
                                            requirements.  Base Rate means the higher of (i) SBC's prime rate and (ii) 0.50% per annum over the federal funds rate.
                                            For a period of 90 days after closing, and thereafter at any time a default exists, only the Base Rate option will be
                                            available.  Loans under the Swing Facility will be made on the basis of the Base Rate.


Interest Rates:                             Margins over adjusted LIBOR (the "LIBOR Margin") and margins over
                                            Base Rate (the "Base Rate Margin") will be as follows during the following periods (in each case expressed in basis
                                            points per annum):

                                            First 12 Months After the Closing Date:

                                                     LIBOR Margin:     300.0
                                                     Base Rate Margin: 200.0

                                            After the First 12 Months:

                                            Total Debt to                              Libor            Base Rate
                                            EBITDA                                     Margin            Margin
                                            -------------                              ------           ---------
                                            (greater than)3.75x                         300.0            200.0
                                            (less than)3.75x and (greater than)3.25x    275.0            175.0
                                            (less than)3.25x                            250.0            150.0

                                            "Total Debt" and "EBITDA" are used as defined in Appendix A hereto, and the ratio of Total Debt to EBITDA shall be
                                            determined on the basis of the four fiscal quarters then
                                            most recently ended at any time of determination.

                                            Interest in respect of Base Rate loans shall be payable quarterly in arrears on the last business day of each quarter. Interest in respect of LIBOR loans shall be payable in arrears at the end of the applicable interest period and every three months in the case of interest periods in excess of three months. Interest will also be payable at the time of conversion or repayment of any loans and at maturity. All interest and fee calculations with respect to LIBOR loans shall be based on a 360-day year and actual days elapsed. All interest and fee calculations with respect to Base
                                            Rate loans shall be based on a 365/366-day year and actual days elapsed.

                                            During the continuance of any Event of Default (as described below), including upon any default in the payment of principal or interest, all loans under the Facility shall bear interest at a rate per annum equal to the greater of (i) the rate which is 2%
                                            in excess of the rate otherwise applicable to Base Rate loans from time to time and (ii) the rate which is 2% in excess of the rate then borne by such borrowings. Such interest shall be payable on demand.


Interest Periods:                           LIBOR Loans - 1, 2, 3 or 6 months.

Commitment Fees:                            0.50% per annum, payable quarterly in arrears on the unused portion of the Revolver commitments, such fees to accrue from the
                                            date on which a credit agreement (the "Credit Agreement")
                                            evidencing the Facility is signed.

Letter of Credit Commissions:               For all Lenders, a commission equal to the applicable margin from time to time for LIBOR loans under the Revolver.  For the LC
                                            Issuing Bank, a fronting fee of 0.125% per annum and its
                                            other standard and customary processing charges.  Such
                                            commission and fronting fee shall be payable quarterly in
                                            arrears, based on the aggregate undrawn amount of all
                                            letters of credit outstanding from time to time under the
                                            Revolving Facility.

Mandatory
Prepayments:                                The following amounts will be applied to reduce the Facility:


                                            1. 100% of the net proceeds from the issuance of
                                               indebtedness by the Company and its subsidiaries;

                                            2. 50% of the net proceeds from the issuance of
                                               equity by the Company.

                                            3. 100% of the net proceeds from asset sales (including proceeds of casualty insurance, condemnation awards or other recoveries to the extent such proceeds or other recoveries are not reinvested by the Company in assets similar to those that were the subject of such proceeds or other recoveries within 365 days after the receipt thereof) by the Company and its subsidiaries (with exceptions to be negotiated, including an exception for net proceeds of asset sales of up to $5,000,000 in any fiscal year, which proceeds are reinvested by the Company in capital assets for use in the Company's business within 365 days after such disposition).

                                            4. 75% of Excess Cash Flow (as defined in Appendix A) for any fiscal year, reducing to 50% if the ratio of Total Debt to
                                               EBITDA (determined as provided above) is less than

                                               3.25x for such fiscal year.

                                            Prepayments under this section shall be applied, first, to prepay the Term Loans proportionately among the Lenders (except that any
                                            Term Loan Lender may refuse any such prepayment, and such amount shall be allocated pro rata to the other Term Loan Lenders) and, second, to reduce the Revolving Facility commitment (and to repay
                                            Revolver loans and/or cash collateralize outstanding Letters of
                                            Credit in an amount equal to the excess of such exposure over the
                                            Revolving Facility commitment as reduced). Prepayments under clauses 1, 2 and 3 shall be subject to the prepayment premium referred to below under "Prepayment Premium".

Voluntary Prepayments:                      Permitted at any time with one business day's notice for Base Rate loans and three business days' notice for LIBOR loans.  The
                                            Company will compensate the Lenders for any break-funding
                                            losses if it prepays LIBOR loans at any time other than the end of an Interest Period, and shall pay any applicable
                                            prepayment premium referred to below under "Prepayment
                                            Premium".  Prepayments under this section shall be applied to prepay the Term Loans or Revolving Loans (as applicable)
                                            of the Lenders pro rata to their outstanding Loans of such tranche, except that any Term Loan Lender may refuse any
                                            such prepayment, and such amount shall be allocated pro rata to the other Term Loan Lenders.

Prepayment Premium:

                                            Voluntary prepayments and contingent mandatory prepayments (other than such prepayments required out of excess cash flow) shall be subject to a prepayment premium in the following amounts and the following times:

                                            Month 1-12 (after the Closing Date): 102%
                                            Month 13-18:                         101%
                                            Month 19 and thereafter:             100% (no premium)

Conditions to Initial Funding:

                                            The obligation of the Lenders to make their initial loans under the Facility will be subject to the reasonable satisfaction of conditions precedent for leveraged financings generally and for this transaction in particular, including but not limited to the following (in addition to the "Conditions to each Borrowing" set forth below):

                                            1.   The entry of a final order of the Bankruptcy Court
                                                 confirming the Plan of Reorganization in accordance with
                                                 Section 1129 of the Bankruptcy Code, which order shall
                                                 be in full force and effect and shall not have been
                                                 stayed, reversed, vacated or otherwise modified, not
                                                 later than August 31, 1998, all on such terms and
                                                 conditions as may be reasonably satisfactory to the
                                                 Lenders.

                                            2.   The outstanding debt of the Company and its subsidiaries,
                                                 except as specified in schedules to be negotiated,
                                                 shall be retired, and all liens securing the same shall
                                                 be discharged, and the Agents shall have received evidence reasonably satisfactory to them of the foregoing.

                                            3.   The Lenders shall have completed (and shall be
                                                 satisfied with the scope and results of) its diligence
                                                 investigation of environmental matters of the
                                                 Company and its subsidiaries.

                                            4.   Receipt by the Lenders of a pro forma balance sheet and
                                                 income statement of the Company giving effect to the
                                                 Reorganization, the loans under the Facility and all
                                                 related transactions, which pro forma financial
                                                 statements shall be reasonably satisfactory to
                                                 the Lenders and demonstrate that the covenants described
                                                 herein are satisfied at the Closing Date.

                                            5.   Satisfactory completion prior to August 31, 1998, of the
                                                 Credit Agreement and all other documentation relating
                                                 to the Facility in form and substance reasonably
                                                 satisfactory to the Lenders, including receipt by the
                                                 Lenders of reasonably satisfactory opinions of
                                                 counsel to the Company as to the transactions contemplated thereby, together with customary closing documentation.

                                            6.   Creation and perfection of security arrangements to the
                                                 satisfaction of the Lenders, to include title insurance
                                                 with all appropriate endorsements (in the case of
                                                 any real property mortgages) and opinions of counsel for
                                                 the Company and local counsel, all in form and
                                                 substance reasonably satisfactory to the Lenders.

                                            7.   Receipt of all necessary governmental, shareholder


                                                and third party consents and approvals necessary or
                                                reasonably desirable in connection with the
                                                Reorganization, the Facility and the related transactions
                                                contemplated hereby.

                                            8.  Absence of any pending or threatened litigation or
                                                proceeding against the Company or any of its
                                                subsidiaries which (i) seeks to enjoin or challenge the
                                                Facility or (ii) could reasonably be expected in the
                                                Lenders' judgment to have a material adverse effect on
                                                the condition (financial or otherwise), business,
                                                results of operations, properties or liabilities of the
                                                Company and its subsidiaries, considered as a whole
                                                after giving effect to the Reorganization.

                                            9.  The Lenders shall have received evidence of
                                                insurance maintained by the Company and its subsidiaries
                                                reasonably satisfactory to the Lenders.

                                            10. The Lenders shall have received, to the extent they
                                                shall request the same, environmental reports with
                                                respect to such properties, all reasonably satisfactory
                                                in scope, form and substance to the Lenders.

                                            11. All agreements relating to, and the corporate and capital structure of, the Company and the Guarantors and all
                                                organizational documents of such entities shall be
                                                reasonably satisfactory to the Lenders.

                                            12. All costs, fees, expenses (including, without
                                                limitation, legal fees and expenses, title premiums,
                                                survey charges and recording taxes and fees) and other
                                                compensation contemplated hereby payable to the Agents
                                                and the Lenders shall have been paid.

Conditions to Each Borrowing:               Customary in facilities of this nature, including but not
                                            limited to:

                                            1. Absence of Default.

                                            2. Accuracy of representations and warranties in all
                                               material respects.

Representations and Warranties:             Customary in facilities of this nature, with
                                            respect to the Company and its subsidiaries, including but not limited to (and with materiality exceptions where appropriate):


                                            1.  Corporate existence.
                                            2.  Corporate and governmental authorizations; no
                                                contravention; binding and enforceable agreements.
                                            3.  Financial information.
                                            4.  No material adverse change.
                                            5.  Environmental matters.
                                            6.  Compliance with laws, including ERISA and
                                                environmental laws.
                                            7.  No material litigation.
                                            8.  Existence, incorporation, etc., of subsidiaries.
                                            9.  Payment of taxes and other material obligations.
                                            10. Full disclosure (including accuracy of information in
                                                Plan of Reorganization and disclosure statement related
                                                thereto).
                                            11. Customary representations with respect to the collateral securing the Facility and the Guarantees and the
                                                creation, perfection and first priority of the Lenders'
                                                security interests therein.

Covenants:                                  Customary in facilities of this nature with respect to the
                                            Company and its subsidiaries, including, but not limited to, the following:

                                            1.  Furnishing of information.
                                            2.  Maintenance of property; insurance coverage.
                                            3.  Compliance with laws; conduct of business.
                                            4.  Use of proceeds.
                                            5.  Restriction on liens, with exceptions to be agreed,
                                                including a provision permitting up to $4,000,000
                                                aggregate outstanding amount of deposits or bonds
                                                pledged to utility companies.
                                            6.  Financial covenants as provided in Appendix A hereto.
                                            7.  No restricted stock payments by the Company and its
                                                subsidiaries (including retirements, acquisitions and
                                                other payments in respect of capital stock of the
                                                Company) and no loans or other advances to, or
                                                guarantees of the obligations of, affiliates of the
                                                Company.
                                            8.  No equity or debt investments (including by
                                                way of advances) in any person after the Closing
                                                Date, except (i) investments in subsidiary Guarantors,
                                                (ii) temporary cash investments and (iii)
                                                Permitted Investments (as defined in Appendix A). No
                                                material acquisitions.
                                            9.  Limitations on debt, with exceptions to be agreed
                                                (including $10,000,000 of unsecured debt incurred



                                                within 6 months after the Closing Date).
                                            10. No mergers or consolidations by the Company, and
                                                limits on sale of the assets (except inventory sold in
                                                the ordinary course of business) of the Company and
                                                its subsidiaries, including sale-leaseback
                                                transactions, with exceptions to be negotiated
                                                (including those described herein), including
                                                provisions permitting sale-leasebacks of (i) 3
                                                identified stores and (ii) stores acquired after the
                                                Closing Date and transferred pursuant to a
                                                sale-leaseback transaction within 270 days after the
                                                acquisition date.
                                            11. No transactions with affiliates (defined to
                                                exclude subsidiary Guarantors) on terms less
                                                favorable to the Company or any subsidiary Guarantor
                                                than would be reasonably expected to be obtainable in
                                                a transaction with a non-affiliate, with
                                                exceptions to be negotiated.
                                            12. No significant changes in the nature of the business
                                                of the Company and its subsidiaries, taken as a
                                                whole.
                                            13. Guarantees and other contingent obligations not
                                                to exceed amounts to be negotiated.
                                            14. No termination of material licenses and material
                                                contracts.
                                            15. The Company will enter into and maintain, with one or
                                                more of the Lenders, interest rate swaps, caps or
                                                other appropriate hedging arrangements to convert to
                                                fixed rate or otherwise limit, in a manner reasonably
                                                satisfactory to the Lenders, its floating interest
                                                rate risk on at least 50% of its outstanding Term
                                                Loans under the Facility for a period of at least
                                                three years.
                                            16. The Company will cause any person becoming a subsidiary after the date of the credit agreement to become a
                                                Guarantor, and will cause all assets of such a
                                                subsidiary, together with all other assets of the
                                                Company and its subsidiaries acquired subsequent to the
                                                date of the credit agreement, to be pledged to
                                                the Lenders.
                                            17. Limitation on restrictions on subsidiaries.

Events of Default:                          Customary in credit agreements of this nature to include,
                                            but not be limited to:

                                            1.  Failure to pay (i) when due any principal or (ii) within
                                                3 days after the date when due, interest or other
                                                amounts.


                                            2.  Violation of covenants, with grace periods where
                                                appropriate.

                                            3.  Representations or warranties false in any
                                                material respect when made.

                                            4.  Cross-default to other debt of the Company and its
                                                subsidiaries which is triggered by an event which
                                                permits or, with the giving of notice or lapse of time
                                                (or both), would permit the holders to accelerate such
                                                debt.

                                            5.  Judgment defaults in excess of an amount to be
                                                negotiated.

                                            6.  Change of ownership or control.

                                            7.  Loss of lien perfection or priority.

                                            8.  Other usual defaults, including without limitation,
                                                insolvency, bankruptcy and ERISA.

Required Lenders:                           Lenders holding at least 51% of the aggregate amount of the outstanding loans, Letter of Credit exposure and undrawn
                                            commitments; provided that (i) 100% of the Lenders will be required to change pricing or commitment levels and (ii) 100% of the Lenders will be required to release all or substantially all the collateral.

Increased Costs/Change of
Circumstances:                              The Credit Agreement will contain customary provisions
                                            protecting the Lenders in the event of unavailability of
                                            funding, illegality, increased costs, capital adequacy and funding losses.

Assignments and Participations:             With the consent of the Administrative Agent (which shall not be unreasonably withheld) and, in the case of the Revolving
                                            Facility, the LC Issuing Bank, each Lender will be able to assign any one of, or any combination of, the following:
                                            (i) all or a pro rata portion of its outstanding Term Loans or (ii) all or a pro rata portion of its outstanding
                                            Revolving Loans, Letter of Credit exposure and Revolving
                                            Commitment; provided that the aggregate amount assigned is at least $2,000,000.  No assignee Lender shall receive
                                            greater payments from the Company in respect of withholding taxes then the relevant assignor Lender unless such
                                            assignment was with the prior written consent of the
                                            Company.  Each assigning Lender must pay to the
                                            Administrative Agent an administration fee of $3,500 per
                                            assignment.  No restrictions on participations.

Indemnification:                            The Company will indemnify each Lender and the

                                            Agents against all losses, liabilities, claims, damages or expenses relating to their loans, the Facility and the Company's use of the loan proceeds or the commitments, including but not limited to attorneys' fees and settlement costs, except for losses, liabilities, claims, damages or expenses caused by such indemnitee's gross negligence or willful misconduct.

Governing Law and Forum:                    State of New York.

Expenses:                                   The Company will pay (i) all reasonable legal and other
                                            out-of-pocket expenses of the Agents, including the fees and expenses of Simpson Thacher & Bartlett, special counsel to the
                                            Agents, and (ii) all reasonable fees and expenses of consultants and other experts consulted by the Agents or the Required Lenders in connection with the Facility.


                                                                     APPENDIX A
                                                                  TO TERM SHEET

           CERTAIN FINANCIAL COVENANTS AND DEFINITIONS

         References to "FQ" below refer to the first, second, third or fourth (as indicated) fiscal quarter of the Company's fiscal year, which, in the case of the Company's 1998 fiscal year, ends on or about March 28, 1998. The reference to "1999 FQ1", e.g., means the fiscal quarter of the Company ending on or about June 30, 1998.

1.       Ratio of Minimum EBITDA to Interest

                  Quarter           Ratio
                  -------           -----

                  1999 FQ3          1.60x
                  1999 FQ4          1.65x
                  2000 FQ1          1.75x
                  2000 FQ2          1.80x
                  2000 FQ3          1.90x
                  2000 FQ4          1.90x
                  2001 FQ1          1.90x
                  2001 FQ2          1.95x
                  2001 FQ3          2.00x
                  2001 FQ4          2.00x
                  2002 FQ1          2.10x
                  2002 FQ2          2.20x
                  2002 FQ3          2.25x
                  2002 FQ4          2.30x
                  2003 FQ1
                    and thereafter  2.40x

                  All determinations of this covenant shall be made on a rolling four quarter basis, except that during the first year after the Closing Date, determinations shall be made on the basis on the period elapsed from the Closing Date.

2.       Ratio of Maximum Total Debt to EBITDA

                  Quarter           Ratio
                  -------           -----

                  2000 FQ2          4.60x
                  2000 FQ3          4.50x
                  2000 FQ4          4.50x

                  2001 FQ1          4.45x
                  2001 FQ2          4.30x
                  2001 FQ3          4.15x
                  2001 FQ4          4.00x
                  2002 FQ1          4.00x
                  2002 FQ2          4.00x
                  2002 FQ3
                    and thereafter  3.75x

         All determinations of this covenant shall be made using Total Debt as of any date of determination measured against EBITDA for the 12 months preceding such date of determination. This covenant shall not be tested until September, 1999 (which is expected to be the first fiscal quarter in which the Company reflects a full year of results after the Closing Date), and until such date, shall be replaced with a covenant restricting Total Debt to an amount not in excess of $450 million at any time.

3.       Maximum Capital Expenditures

                  Test Period:
                  12 Months Ending      Amount
                  ----------------      ------

                  March 31, 1999    $60.0 million
                  March 31, 2000    $80.0 million
                  March 31, 2001    $52.5 million
                  March 31, 2002    $55.0 million
                  March 31, 2003    $57.5 million

         In addition, (i) the Company may carry forward the amount by which Capital Expenditures permitted for such Test Period pursuant to the above table exceeds the amount of Capital Expenditures actually made during such Test Period, but not in excess of 25% of such amount set forth in such table and (ii) from and after the date on which a portion of Excess Cash Flow is required to be used to prepay the Loans pursuant to the Credit Agreement, the Company may make additional Capital Expenditures during the remainder of such fiscal year equal to the amount of Excess Cash Flow not required to be so used.

4.       Definition of Certain Additional Financial Terms

         As used in this Term Sheet:

                  "Consolidated Capital Expenditures" means, for any period, the additions to property, plant and equipment and other capital expenditures of the Company and its Consolidated Subsidiaries for such period, as the same are or would be set forth in a consolidated statement of cash flows of the Company and its Consolidated Subsidiaries for such period.

                  "Consolidated Interest Expense" means, for any period, the interest expense of the Company and its Consolidated Subsidiaries for such period, determined on a consolidated basis.

                  "Consolidated Net Income" means, for any period, the net income of the Company and its Consolidated Subsidiaries for such period, determined on a consolidated basis and adjusted to exclude the effect of any extraordinary or other non-recurring gain (but not loss).

                  "EBITDA" means, for any period, Consolidated Net Income for such period (as more fully defined in definitive documentation) plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of
         (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Total Debt (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside the ordinary course of business) and (f) any other non-cash charges, and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income, (b) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside the ordinary course of business; it being understood that the foregoing excludes up to $3,000,000 per fiscal year derived from recurring asset sales) and (c) any other non-cash income, all as determined on a consolidated basis.

                  "Excess Cash Flow" means, for any period, an amount equal to
         (i) EBITDA for such period minus (ii) all cash payments of income taxes by the Company and its Consolidated Subsidiaries during such period, minus (iii) Consolidated Capital Expenditures for such period, to the extent that such Consolidated Capital Expenditures are permitted by the Credit Agreement and are not financed during such period (and will not be financed in any future period) with the proceeds of debt of the Company permitted by the Credit Agreement plus (or minus) (iv) any net cash extraordinary gains (or extraordinary cash losses) for such period of the Company and its Consolidated Subsidiaries plus
         (or minus) (v) any decrease (or increase) in consolidated net working investment of the Company and its Consolidated Subsidiaries (excluding indebtedness and cash and cash equivalents) at the last day of such period, when compared with such consolidated net working investment at the first day of such period, plus (vi) any interest income of the Company and its Consolidated Subsidiaries for such period, minus (vii) the sum for such period of (x) total debt service (exclusive of amortization of debt discount or premium) for such period, (y) all optional payments of the Loans during such period pursuant to the terms of the Credit Agreement.

                  "Permitted Investments" means, at any time with respect to the Company and its Subsidiaries, (i) advances or loans to contractors in connection with the construction of new stores of the Company in an aggregate principal amount at any time outstanding not exceeding $10,000,000, (ii) Investments acquired in the form of consideration received pursuant to an asset sale consummated in accordance with the terms of the Credit Agreement, provided that the amount (x) of such Investments acquired pursuant to any asset sale (including a series of related transactions) does not exceed $500,000 and (y) of all such Investments under this clause (ii) outstanding at any time does not exceed $5,000,000, (iii) Investments acquired as part of the settlement of litigation or claims, or in satisfaction of claims made pursuant to a reorganization, bankruptcy or liquidation of an corporation or other entity, or as a good faith settlement of indebtedness owed by a corporation or other entity to the Company or any of its Subsidiaries and (iv) Investments not permitted pursuant to the foregoing clauses of this definition with an aggregate book value (in each determined at the time when made) for all such Investments not in excess of $1,000,000.

                  "Total Debt" means, at any date, all Debt of the Company and its Consolidated Subsidiaries, determined on a consolidated basis, including without limitation all obligations under capital leases but excluding undrawn letters of credit.